UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 25, 2007

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On October 24, 2007, Terex Corporation (“Terex”) publicly issued its earnings release for the quarter ended September 30, 2007, and filed a copy of the earnings release with the Securities and Exchange Commission via Current Report on Form 8-K. This earnings release erroneously reported the backlog for the quarter ended September 30, 2006 for Terex on a consolidated basis and for the Aerial Work Platforms Segment. The corrected backlog numbers for the quarter ended September 30, 2006 for Terex on a consolidated basis and the Aerials Work Platforms Segment are listed below:

	Sept 30, 2007 (As Reported)	Sept 30, 2006 (Corrected)	% Change (Corrected)	June 30, 2007 (As Reported)	% Change (As Reported)

Consolidated Backlog	$ 4,058.1	$ 2,466.7	65%	$ 3,800.3	7%

AWP Backlog	$ 649.8	$ 517.3	26%	$ 788.8	(18%)

The adjustments to the Terex consolidated and the Aerial Work Platforms Segment backlog do not have an impact on Terex’s previously announced 2007 outlook on net sales, earnings per share or any other information contained in the original earnings release.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1     Revised press release of Terex Corporation posted on October 25, 2007 on the Terex website at www.terex.com under Investor Relations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2007

TEREX CORPORATION

By: /s/ Phillip C. Widman
Phillip C. Widman
Senior Vice President and
Chief Financial Officer